For:        Standard Motor Products, Inc.

From:       Golin/Harris International
            Marlene Wechselblatt
            212-373-6000

            Standard Motor Products, Inc. Contact:
            James J. Burke, Chief Financial Officer
            718-392-0200


                      STANDARD MOTOR PRODUCTS, INC. ENGAGES

                           NEW INDEPENDENT ACCOUNTANTS

New York, NY, September 27, 2004......Standard Motor Products, Inc. (NYSE:SMP),
an automotive replacement parts manufacturer and distributor, announced today that the Audit Committee of its Board of Directors has engaged Grant Thornton LLP as the Company's independent registered public accounting firm, effective immediately, for its fiscal year ending December 31, 2004. Grant Thornton replaces the Company's former independent accountants, KPMG LLP, which resigned in August 2004. For further information on the resignation of KPMG, please see the Form 8-K/A filed by the Company with the Securities and Exchange Commission on September 8, 2004.

            Mr. James J. Burke, Standard Motor Products' Chief Financial Officer, commented that, "As we have previously stated, KPMG's resignation was not the result of any disagreement between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. In addition, KPMG's resignation does not in any way affect the reliability of our audited financial statements.
         "The decision to engage Grant Thornton as the Company's independent accountants comes after careful consideration conducted by the Company's Audit Committee. The Audit Committee considered many factors, including the experience of Grant Thornton, the resources of Grant Thornton to serve the Company and the Company's auditing needs. We are very pleased to have Grant Thornton as our independent accountants. We look forward to working with Grant Thornton in the future."

UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, STANDARD MOTOR PRODUCTS CAUTIONS INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY, INCLUDING THOSE THAT MAY BE MADE IN THIS PRESS RELEASE, ARE BASED ON MANAGEMENT'S EXPECTATIONS AT THE TIME THEY ARE MADE, BUT THEY ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE RISKS AND UNCERTAINTIES DISCUSSED IN THIS PRESS RELEASE, AND DETAILED FROM TIME-TO-TIME IN PRIOR PRESS RELEASES AND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q. BY MAKING THESE FORWARD-LOOKING STATEMENTS, STANDARD MOTOR PRODUCTS UNDERTAKES NO OBLIGATION OR INTENTION TO UPDATE THESE STATEMENTS AFTER THE DATE OF THIS RELEASE.


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